Exhibit 99.1

PeopleDeals Offers Social Coupons that Grow in Value When Shared

New Service Features “shareItUp” Technology

RED BANK, N. J., April 26, 2011: PeopleString Corporation (OTCBB: PLPE) today announced the official launch of PeopleDeals, a social coupon platform that allows merchants to launch real-time social media marketing campaigns and, through its shareItUp feature, offer deals that grow in value as they are shared via social networks, email or text. The platform leverages the power of social media, mobile applications and email, allowing merchants to connect directly with their target consumers and create customized deals that best fit their unique business needs. To help drive online distribution, PeopleDeals has partnered with toolbar and app marketing company, ALOT.com, a division of Vertro, Inc. (NASDAQ:VTRO). Under the terms of the agreement, ALOT.com will feature a specially designed PeopleDeals app on its site and promote the app to its millions of users.

PeopleDeals’ proprietary shareItUp feature incentivizes customer loyalty by increasing the value of deals as they are shared. PeopleDeals exists as a stand-alone web portal and Facebook application, with mobile applications on both the iPhone and Android operating systems launching in the coming weeks. The platform incorporates multiple layers of geolocation technology to ensure that consumers receive only the most relevant deals and to prevent fraud. Users who share a discount via PeopleDeals’ shareItUp button increase the value of their coupon for themselves as well as every other user who did so before them. Currently, users can share deals through Facebook, Twitter, PeopleString, MySpace, Blogger, TypePad, LiveJournal, Delicious, SMS or email.

“PeopleDeals drives long-term customer relationships by rewarding loyalty with increasing discounts, rather than one shot deals,” said Darin Myman, PeopleString’s President and CEO. “PeopleDeals offers merchants something Groupon and its clones – which often attract one-time bargain shoppers - do not: a fully customizable coupon platform, direct connection with their customers, and most importantly, a growing, loyal customer base that will advocate on their behalf.”

Unlike other digital coupon services, which offer businesses few options in crafting their discount, PeopleDeals allows merchants to tailor nearly every facet of their deal to meet their own needs and view a deal’s progress in real time. Business owners can decide beforehand at what price or redemption level they want to cap the offer to ensure profitability. Merchants also have the option of offering several deals at once for no additional charge.

“PeopleDeals makes more expensive marketing channels unnecessary and passes those savings along to the consumer in the form of better deals and bigger discounts,” said Myman. “The cost of traditional marketing is an enormous burden on merchants and particularly small businesses. PeopleDeals provides unlimited marketing potential and the ability to connect directly with a loyal customer base for a third of what a business owner might spend on a single Valpak advertisement or a costly Groupon.”

Unlike similar services that take a commission of up to 50 percent of a merchant’s sales, PeopleDeals charges a flat fee. PeopleDeals offers a free two week trial and is available to businesses for $80 per month or $649 annually. The service is completely free of charge for consumers.

About PeopleString

PeopleString Corporation (OTCBB: PLPE) creates technologies that empower consumers to leverage their social networks to capitalize on the best national and local deals. PeopleString's patent pending "shareItUp" technology harnesses the power of social media to create coupons that go up in value when shared and rewards loyal customers who share their favorite merchants with others. PeopleString also offers patent pending "Insta Portal" technology which allows users to import pieces of their favorite websites into their own PeopleString homepage. For more information, visit www.peoplestring.com and www.peopledeals.com.

Forward-Looking Statements

Statements about the future expectations of PeopleString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. PeopleString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, PeopleString Corporation's actual results could differ materially from expected results.